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                                                                  Exhibit 10.7.1

                           ENTRUSTMENT LOAN AGREEMENT

               Serial No. Xing Yin Shen Ba Gua Ling (2007) No. 003

Entrusting Party: Shenzhen Nepstar Pharmaceutical Co., Ltd.
Mail Address: Neptunus Building A-15B, Nanshan District, Shenzhen
Mail Code: 518052   Contact Tel.: 26649838

Lender: Shenzhen Branch of Industrial Bank Co., Ltd.
Mail Address: No. 39 Ba Gua Yi Road
Mail Code: 518029   Contact Tel.: 25982763

Borrower: Shenzhen Nepstar Information and Technology Service Co., Ltd. Mail Address: Nan Shan Nepstar Building
Mail Code: 518052   Contact Tel.: 26649838

        Place of Execution: Shenzhen Branch of Industrial Bank Co., Ltd.
               Industrial Bank Building, Futian District, Shenzhen

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Under the consignment of the Entrusting Party, the Lender will extend this
Entrustment Loan to the Borrower. To clarify responsibilities, stick to credit, through equal discussion and in accordance with relevant laws and regulations of the State, the parties hereto enter into this Agreement.

1. DEFINITION AND INTERPRETATION

Unless otherwise provided by this Agreement:

"Entrustment Loan" means the loan under which the Entrusting Party provides funds to the Lender (the Entrusted Party) to disburse on its behalf to such borrower for such usage and in such amount, term and interest rate as determined by the Entrusting Party and the Lender will assist in collecting back such loan. The Lender only charges a commission without assuming any lending risk which includes without limitation the risk that there is any material change or adverse development with the operation of the borrower, the loan is misused, or the measure taken to call back loan is not appropriate. The Entrusting Party may not require the Entrusted Party to bear any legal or economic liability by asserting that, among others, the Entrusted Party fails to supervise appropriately or fails to provide an overdue notice or other matters.

2. AMOUNT OF LOAN

The amount of this Entrustment Loan is Renminbi (currency) ten million.

3. USAGE OF LOAN

This Entrustment Loan is intended to be used to acquire equity interests.

4. TERM OF LOAN

     1.   The term of the loan is from June 2007 to June 2008.

     2. The draw-down date shall be the actual draw-down date as stated on the loan certificate. If the actual draw-down date is later than the draw-down date as set forth in previous clause, the expiry date will be the same.

     3. Under instruction of the Entrusting Party, the loan will be drawn down on the following dates: [not applicable]

          RMB _____ on _____, _____; RMB _____ on _____, _____;
          RMB _____ on _____, _____; RMB _____ on _____, _____;
          RMB _____ on _____, _____; RMB _____ on _____, _____;

          The Lender will remit the amount as agreed into the account of the Borrower separately on aforesaid dates.

     4. The principal of the Entrustment Loan will be repaid in the second way of

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          following:

          a)   by installments on the following dates: [not applicable]

          RMB _____ on _____, _____; RMB _____ on _____, _____;
          RMB _____ on _____, _____; RMB _____ on _____, _____;
          RMB _____ on _____, _____; RMB _____ on _____, _____.

          b)   by a lump-sum repayment on the expiry date.

     5. If the Lender requires repayment before maturity according to instruction of the Entrusting Party, the expiry date shall be deemed to be accelerated.

     6. Upon reviewing and consent of the Entrusting Party, the Borrower may repay part or all principal of the Entrustment Loan in advance.

5. INTEREST RATE OF LOAN AND INTEREST CALCULATION

     1. During the term of the loan, the interest rate is ______ (year/month/quarter) ________. [not applicable]

     2. Through discussion between the parties, the ____ way of interest calculation is adopted for this loan: [not applicable]

          a) to calculate on a monthly basis, which means, the interest will be fixed on 20th of each month and the Borrower shall pay interest to the Lender on a monthly basis and settle the balance of interest on the expiry date;

          b) to calculate on a quarterly basis, which means, the interest will be fixed on 20th of the last month of each quarter and the Borrower shall pay interest to the Lender on a quarterly basis and settle the balance of interest on the expiry date;

          c)   to pay all interest on the expiry date; or

          d)   other way: _________________________________

     3. Unless otherwise indicated by the Entrusting Party, for loan with a term less than one year (including one year), the contracted interest provided by this Agreement shall apply and such interest will not be adjusted when the statutory interest is adjusted; and for loan with a term more than one year, the interest shall be determined every year and the Lender shall apply the state statutory interest policy and adjust the contracted interest according to instruction of the Entrusting Party when the statutory interest is adjusted.

6. PENALTY INTEREST AND COMPOUND INTEREST

     1. If the Borrower does to use the loan for the purpose agreed under this Agreement or the Borrower fails to repay the loan on a timely basis and has

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          not achieved agreement with the Lender concerning extension (which constitutes a late repayment), the Lender shall be entitled to a penalty interest for the misused or overdue loan based on the penalty interest rate agreed under this Agreement. With respect to the interest that is not paid on time, the Lender shall be entitled to a compound interest based on the penalty interest rate as agreed under this Agreement.

     2. If the Borrower fails to repay the loan on a timely basis and has not achieved agreement with the Lender concerning extension, which shall constitute an late repayment, the penalty interest rate shall be determined in the first way of the following:

          a) the interest rate under this Agreement is a fixed rate and the penalty interest and compound interest shall be calculated based on a fixed rate during the overdue period. The penalty interest rate shall be 50% higher than the interest rate of the loan; or

          b) the interest rate under this Agreement is a floating rate and the penalty interest and compound interest shall be calculated based on a floating rate during the overdue period, with the same floating range. The penalty interest shall be ____ higher than the interest of the loan. [not applicable]

     3. If the Borrower does not use the loan for the purpose agreed under this Agreement, which shall constitute a misuse of the loan, the penalty interest rate shall be determined in the first way of the following:

          a) the interest rate under this Agreement is a fixed rate and the penalty interest and compound interest shall be calculated based on a fixed rate during the misusing period. The penalty interest rate shall be 50% higher than the interest rate of the loan; or

          b) the interest rate under this Agreement is a floating rate and the penalty interest and compound interest shall be calculated based on a floating rate during the misusing period, within the same floating range. The penalty interest shall be ____ higher than the interest of the loan. [not applicable]

     4. The compound interest shall be calculated in the way as agreed under this Agreement.

7.   COMMISSION

The Lender charges a commission equal to 1% of the amount lent. The commission for the Entrustment Loan shall be paid by the Entrusting Party on a lump-sum basis before draw-down of the loan.

8.   SECURITY [not applicable]

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The following agreements are security agreements for this Agreement

     1. ______________ (Name of the Agreement) numbered in __________, in the form of _______, provided by _________________;

     2. ______________ (Name of the Agreement) numbered in __________, in the form of _______, provided by _________________;

     3. ______________ (Name of the Agreement) numbered in __________, in the form of _______, provided by _________________.

9. OTHER RIGHTS AND OBLIGATIONS

     1. The Entrusting Party shall transfer its funds consigned into the account of the Lender for entrustment loans on a timely basis. The Lender will not commence draw-down procedures until the funds of the Entrusting Party have been remitted into the account of the Lender for entrustment loans.

     2. The funds for Entrustment Loan shall be obtained from legitimate sources and may not be credit-extending fund obtained from the Lender; otherwise the Entrusting Party shall bear legal liability correspondingly.

     3. The Entrusting Party and the Borrower shall provide true documents, statements and certificates as required by the Lender.

     4. The Borrower shall repay the principal and interest of this Entrustment Loan in the same currency as lent, unless otherwise agreed by the Entrusting Party and the Borrower.

     5. The Lender shall be entitled to examine the production and operation of the Borrower at any time and the Borrower shall provide active cooperation.

     6. Both the Entrusting Party and the Lender shall have the right to supervise the usage of the loan by the Borrower.

     7. The Entrusting Party shall have the right to take corresponding actions in accordance with law or this Agreement to call back the loan before maturity or settle the principal and interest of the overdue loan and the Lender shall give assistance as necessary.

     8. The Borrower hereby irrevocably authorizes the Lender to deduct relevant amount from its account to repay the principal and interest of this Entrustment Loan.

     9. The Lender will not assume any risk under this Entrustment Loan and will not be involved in any dispute between the Entrusting Party and the

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          Borrower.

     10. Unless otherwise agreed by the parties hereto, the Entrusting Party and the Borrower may not require the Lender to bear any other obligation or risk.

10. BREACH OF AGREEMENT

     1. If the Borrower is in breach of any provision under this Agreement or the Lender is unable to perform its obligation due to any reason attributable to the Borrower, the Borrower shall bear the following liability for its breach of Agreement to the Entrusting Party:

          a) if the Entrustment Loan has not been drawn down, the Entrusting Party shall have the right to terminate this Agreement and cease draw-down of this Entrustment Loan;

          b) if the Entrustment Loan has not been mature, the Entrusting Party shall have the right to terminate this Agreement and call back the principal and interest of the Entrustment Loan before maturity;

          c) if the Entrustment Loan has become overdue, the Entrusting Party shall have the right to get overdue penalty interest;

          d) if the Borrower misuses the Entrustment Loan, the Entrusting Party shall have the right to get misusing penalty interest;

          e) the Entrusting Party shall be entitled to take actions to exercise its credit right and the expense for exercising the credit right shall be born by the Borrower; and

          f) the Entrusting Party shall have the right to require the Borrower to indemnify its other economic loss.

     2. If the Entrusting Party is in breach of any agreement under this Agreement or the Lender is unable to perform its obligation due to any reason attributable to the Entrusting Party, the Entrusting Party shall bear the following liability for its breach of agreement to the
          Borrower:

          a) if the funds consigned are not drawn down on time, the Entrusting Party shall promptly draw down the Entrustment Loan; and

          b) the Entrusting Party shall indemnify the economic loss of the Borrower.

     3. If the Lender is in breach of any provision under this Agreement, the Lender shall indemnify the Entrusting Party or the Borrower, as the case may be, its economic loss according to law.

11. JURISDICTION

All disagreements or disputes related to this Agreement shall be submitted to the people's court with jurisdiction of the place where this Agreement is executed.

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12. TERM OF AGREEMENT

This Agreement shall become effective when the following conditions have been satisfied:

          a)   that the parties hereto have signed or sealed hereon; and

          b) that in case of existence of security for this Agreement, the security agreement has become effective.

This Agreement shall expire automatically after the principal and interest hereunder and other debts have been paid off.

13. COPIES

This Agreement is executed with three originals. Each party has one original. The duplicates may be created if necessary.

14. SUPPLEMENTARY PROVISIONS

     1. The Entrusting Party may decide to extend the term of the loan for unlimited times. If the Entrusting Party decides to extend the term of the loan, the Lender and the Borrower must accept.

     2. Without written consent of the Entrusting Party, the Borrower may not make repayment before maturity.

     3. The Lender shall obtain written consent of the Entrusting Party in advance to deduct any amount from the account of the Borrower as repayment of the Entrustment Loan.

     4. The Borrower shall keep itself exist legally and without consent of the Entrusting Party, may not cease its operation or cancel its registration;

     5. Except the investment permitted by the Entrusting Party, without consent of the Entrusting Party, the Borrower may not engage in any lending, operation and/or investment activity or make any increase or decrease of registered capital;

     6. All liquidation asset obtained by the Borrower from any of the companies it invests in shall be resold to the Entrusting Party in the price not higher than the price purchasing corresponding equity interest of such company and used to offset its loan of equal amount under this Entrustment Loan agreement. If such asset obtained from distribution is cash, such asset shall first be used to repay the loan under this Entrustment Loan agreement.

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ENTRUSTING PARTY:


Seal: /s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.


Signature of Representative: /s/ Simin Zhang

June 13, 2007


LENDER:


Seal: /s/ Shenzhen Branch of Industrial Bank Co., Ltd.


Signature of Representative: /s/ Pinghong Dong

June 13, 2007


BORROWER:

Seal: Shenzhen Nepstar Information and Technology Service Co., Ltd.


Signature of Representative: /s/ Liping Zhou

June 13, 2007